                                                                   EXHIBIT 99(e)

             [LETTERHEAD OF THE TREASURER OF THE STATE OF FLORIDA
                           DEPARTMENT OF INSURANCE]

BILL NELSON

IN THE MATTER OF:

Proposed 100% Acquisition of Advantage                       Case No. 18849-96-C
Dental Health Plans, Inc., a Florida
Prepaid Dental Plan, by Safeguard Health
Enterprises, Inc., a Delaware Corporation

                                ORDER APPROVING
                       ACQUISITION OF STOCK PURSUANT TO
                      SECTION 628.4615, FLORIDA STATUTES

     THIS CAUSE came on for consideration upon the filing of an application for acquisition approval, filed by SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware Corporation, (hereinafter referred to as "APPLICANT"), with the FLORIDA DEPARTMENT OF INSURANCE (hereinafter referred to as the "DEPARTMENT"). The Treasurer and Insurance Commissioner having considered said application and being otherwise advised in its premises, finds as follows:

     1. The Treasurer and Insurance Commissioner has jurisdiction over the subject matter and of the parties herein.

     2. APPLICANT has applied for and, subject to the satisfaction of the conditions established herein, met all of the conditions precedent to the granting of approval of the acquisition of 100% of the outstanding voting securities of ADVANTAGE DENTAL HEALTH PLANS, INC., a Florida Prepaid Dental Plan, (hereinafter referred to as "ADVANTAGE") by the APPLICANT pursuant to the requirements set forth by the Florida Insurance Code.
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     3.  The consideration to effect this acquisition consists of cash from the
APPLICANT. The consideration is a total of $9,000,000, which will be funded by cash funds of the APPLICANT.

     4. The proposed acquisition of 100% of the outstanding voting securities of ADVANTAGE by APPLICANT is in compliance with section 628.4615, Florida Statutes.

     5. This Order of Approval addresses only the 100% acquisition of ADVANTAGE and does not relieve APPLICANT or ADVANTAGE from obtaining any other DEPARTMENT approvals which may be required pursuant to the Florida Insurance Code for other or subsequent portions of their proposed transaction(s).

     6. APPLICANT has made material representations that none of its stockholders holding a 10% or greater ownership interest, and none of its proposed officers or directors have been found guilty of, or have pleaded guilty or nolo contendere to, a felony or misdemeanor other than a minor traffic violation without regard to whether a judgement of conviction was entered by the court.

     7. APPLICANT will provide completed fingerprint cards for all stockholders holding a 10% or greater ownership interest and all officers and/or directors. If the completed fingerprint cards of any said stockholders, offices and directors furnished to the DEPARTMENT or other sources utilized by the DEPARTMENT in its investigation process reveal that the representations in paragraph six (6) above are inaccurate, those individuals involved shall be removed as a stockholder, officer or director of said company within thirty (30)

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days after notification by the DEPARTMENT and replaced with a person acceptable to the DEPARTMENT.

     8. APPLICANT has further represented that it has submitted complete information on each of its principals and that if material information has not been provided, any such individual shall be removed within thirty (30) days of receipt of notification from the DEPARTMENT.

     9. If, upon receipt of notification from the DEPARTMENT, pursuant to paragraph seven (7) or eight (8) above, the APPLICANT does not timely take the required corrective action, APPLICANT agrees that such failure to act would constitute an immediate danger to the public and the DEPARTMENT immediately may suspend or revoke the Certificate of Authority of APPLICANT without further proceedings.

     10. Applicant represents that the documents and explanations provided relating to the acquisition fully describe all material agreements, relationships, and transactions pertinent to the acquisition.

     11. APPLICANT agrees that, upon issuance of this Order, failure to adhere to one or more of the terms and conditions contained herein, may result, without further proceedings, in the Treasurer and Insurance Commissioner denying the above application, or in the revocation of ADVANTAGE's Certificate of Authority in this state.

     12. APPLICANT and ADVANTAGE further affirm that the above representations are material to the issuance of this Order of Approval.

     13. APPLICANT waives notice of hearing under section 120.57,

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Florida Statutes, and agrees not to challenge or contest this Order in any forum now available, including the right to any administrative proceeding, circuit or federal court action, or any appeal.

     14. Each party to this action shall be its own costs and fees.

     THEREFORE, the proposed 100% acquisition of the outstanding voting securities of ADVANTAGE, a Florida Prepaid Dental Plan, by APPLICANT, a Delaware Corporation, is APPROVED.

     FURTHER, all terms and conditions contained herein are hereby ORDERED.

     DONE and ORDERED this 8th day of May, 1997.
                           ---        ---

[SEAL]

                                       /s/ PETE MITCHELL
                                       ------------------------------------
                                       PETE MITCHELL
                                       Chief of Staff

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

IN THE MATTER OF:

Proposed 100% Acquisition of Advantage                       Case No. 18849-96-C
Dental Health Plans, Inc., a Florida
Prepaid Dental Plan, by Safeguard Health
Enterprises, Inc., a Delaware Corporation
-----------------------------------------

     By execution hereof, Safeguard Health Enterprises, Inc. consents to entry of this Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. I am authorized to execute this document.

                                Safeguard Health Enterprises, Inc.

                                By: /s/ RONALD I. BRENDZEL
                                    ------------------------------------
                                    Title:  Senior Vice President & Sec.
                                    Date:  4/28/97

[CORPORATE SEAL]

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

COPIES FURNISHED TO:

Safeguard Health Enterprises, Inc.
Ronald I. Brendzel
Senior Vice President, Secretary and General Counsel
505 North Euclid Street
Anaheim, California 93801

Advantage Dental Health Plans, Inc.
Tim Donoho
President
8100 North University Drive
Fort Lauderdale, Florida 33321-1717

David Brown, Examiner
Bureau of Life and Health
Solvency and Market Conduct
200 East Gaines Street
Tallahassee, Florida 32399

Joseph A. Robles, Attorney
Division of Legal Services
200 East Gaines Street
612 Larson Building
Tallahassee, FL 32399-0333

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